    As filed with the Securities and Exchange Commission on ___________, 19__
                                                     Registration No. 33-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  VERITY, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                  77-0182779
   (State of Incorporation)              (I.R.S. Employer Identification No.)


                                 894 Ross Drive
                           Sunnyvale, California 94089
                    (Address of principal executive offices)

                                 --------------

              1997 Nonstatutory Stock Option Plan for Verity Canada
                            (Full title of the plans)


                               James E. Ticehurst
                  Vice President, Administration and Controller
                                  Verity, Inc.
                                 894 Ross Drive
                           Sunnyvale, California 94089
                                 (408) 541-1500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                               Tahir J. Naim, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                 --------------

                                                                  Page 1 of ____
                                                      Exhibit Index at Page ____

                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
  TO BE REGISTERED         REGISTERED             SHARE (1)               PRICE (1)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.001)                190,000                  $4.875               $926,250.00             $273.24
====================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon: (i) 30,300 shares subject to options to be granted under the Plan based on the average of the high and low prices of Registrant's Common Stock on January 21, 1998 as reported on the Nasdaq National Market and (ii) 159,700 shares subject to existing options based upon the price at which such options may be exercised.

================================================================================











                                       ii.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed by Verity, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

        Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.





                                       1.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law the Company has broad powers to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

        The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        In addition, the Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.


                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


                                    EXHIBITS

EXHIBIT
NUMBER
-------
4.1            Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement
               on Form S-1 filed with the Securities and Exchange Commission on
               August 25, 1995, as amended (File No. 33-96228).

4.2            Bylaws of the Company are incorporated by reference to Exhibit
               3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended (File No. 33-96228).

4.3 Agreement and Plan of Merger between Verity, Inc., a California corporation, and the Company, filed September 22, 1995, is incorporated by reference to Exhibit 2.1 to the Company's
               Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended (File No.
               33-96228).

4.4 Stock Purchase Rights Plan is incorporated by reference to the exhibits to the Company's report on Form 8-K filed with the Securities and Exchange Commission on October 10, 1996.

5              Opinion of Cooley Godward llp.

23.1           Consent of Independent Accountants.




                                       2.

23.2 Consent of Cooley Godward llp is contained in Exhibit 5 to this Registration Statement.

24             Power of Attorney is set forth on the signature pages.

99.1           1997 Nonstatutory Stock Option Plan for Verity Canada.

99.2 Nonstatutory Stock Option Agreement used in connection with the 1997 Nonstatutory Stock Option Plan for Verity Canada.


                                  UNDERTAKINGS

        1. Rule 415 Offering. The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. Filing Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the




                                       3.

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












                                       4.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 23, 1998.


                                       VERITY, INC.



                                       By /s/ James E. Ticehurst
                                          -------------------------------------

                                       Title Vice President, Administration
                                             and Controller





                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the following page constitutes and appoints Gary J. Sbona and James
E. Ticehurst, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.




                                       5.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                           TITLE                           DATE
           ---------                           -----                           ----

/s/ Gary J. Sbona
-------------------------------    President and Chief Executive      January 23, 1998
        Gary J. Sbona              Officer


/s/ James E. Ticehurst
-------------------------------    Vice President, Administration     January 23, 1998
        James E. Ticehurst         and Controller


/s/ Steven Krausz
-------------------------------    Director                           January 23, 1998
        Steven Krausz


/s/ Stephen A. MacDonald
-------------------------------    Director                           January 23, 1998
        Stephen A. MacDonald


/s/ Charles Waite, Jr.
-------------------------------    Director                           January 23, 1998
        Charles Waite, Jr.






                                       6.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION                                  SEQUENTIAL PAGE NUMBER
-------                            -----------                                  ----------------------
 4.1      Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on
          Form S-1 filed with the Securities and Exchange Commission on August
          25, 1995, as amended (File No. 33-96228)

 4.2 Bylaws of the Company is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended
          (File No. 33-96228)

 4.3 Agreement and Plan of Merger between Verity, Inc., a California corporation, and the Company, filed September 22, 1995, is incorporated by reference to Exhibit 2.1 to the Company's Registration
          Statement on Form S-1 filed with the Securities and Exchange
          Commission on August 25, 1995, as amended (File No. 33-96228).

 4.4 Stock Purchase Rights Plan is incorporated by reference to the exhibits to the Company's report on Form 8-K filed with the Securities and Exchange Commission on October 10, 1996

 5        Opinion of Cooley Godward llp

23.1      Independent Accountants

23.2 Consent of Cooley Godward llp is contained in Exhibit 5 to this Registration Statement

24        Power of Attorney is set forth on the signature pages.

99.1      1997 Nonstatutory Stock Option Plan for Verity Canada

99.2      Nonstatutory Stock Option Agreement used in connection with the 1997
          Nonstatutory Stock Option Plan for Verity Canada




                                          7.